UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT


                    Pursuant to Section 13 OR 15(d) of
                    the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 26, 1999



                             HEARTLAND EXPRESS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File No. 0-15087

           NEVADA                                         93-0926999
(State or other Jurisdiction                         (IRS Employer ID No.)
      of Incorporation)


2777 HEARTLAND DRIVE, CORALVILLE, IOWA                        52241
(Address of Principal Executive Offices)                    (Zip Code)





        Registrants Telephone Number (including area code) 319/645-2728



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                             Heartland Express, Inc.


                                Index to Form 8-K


                                    Contents


Item 1.    Changes in Control of Registrant.............................  *

Item 2.    Acquisition or Disposition of Assets.........................  *

Item 3.    Bankruptcy or Receivership...................................  *

Item 4.    Changes in Registrant's Certifying Accountant................  *

Item 5.    Other Events.................................................  3

Item 6.    Resignation of Registrant's Directors........................  *

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits.....................................  *

Signatures..............................................................  3

*  No information submitted under this caption.


Item 5.      Other Events

 See Attached Press Release dated October 27, 1999 filed as Exhibit 1 hereto.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  HEARTLAND EXPRESS, INC.

                                                  BY:  /s/  John P. Cosaert
                                                            JOHN P. COSAERT
                                                             Vice-President
                                                         Finance and Treasurer




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                                    EXHIBIT 1



NEWS RELEASE:

FROM:    Heartland Express, Inc.
         2777 Heartland Drive
         Coralville, IA 52241
         NASDAQ Symbol:  HTLD

Release Date:  October 27, 1999 - FOR IMMEDIATE RELEASE

Heartland Express, Inc. announced today the repurchase of 3,539,749 share of its outstanding Common Stock, from a single shareholder in a negotiated transaction. The price paid was $12.75 per share, the closing per share price reported on the NASDAQ on October 26, 1999. The transaction totaled $45,131,800. The reacquired shares represented 11.7% of the 30,000,000 shares outstanding.

Russell Gerdin, CEO of Heartland stated "We are pleased to be in a position to make this acquisition, in today's environment we see Heartland as being one of the best investments we could make, for our shareholders."

The repurchase will reduce the number of outstanding shares from 30,000,000 to 26,460,251.

For further information, contact:


                                 John P. Cosaert
                             Chief Financial Officer
                             Heartland Express, Inc.
                                 (319) 645-2728


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